Exhibit B

Directors and Executive Officers of TAFE

 Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	Chairman	India	Chief Executive	No. 35/77 Nungambakkam High Road, Chennai 600 034	6,579 (1)	None. (1)

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

V. P. Ahuja	Director	India	European Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

R. C. Banka	Executive Director & Deputy CEO	India	Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

P. B. Sampath	Director & Secretary	India	Company Secretary	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Chittaranjan Dua	Director	India	Lawyer	88 Sundar Nagar, New Delhi 110 003	None.	None.

M. L. S. Rao	Director	India	Operations	Rajeswari Apartments, ‘S’Block No.84/3, 17th Street, Anna Nagar, Chennai – 600 040.	None.	None.

Gary L. Collar	Director	US	Senior Vice President, General Manager, Asia/Pacific of AGCO	4177 Tami Lane, Central Point, Oregon 97052	48,955	None. (2)

S. Chandramohan	President & Group CFO	India	Finance	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

G. Hari	President & COO (Tractor Business)	India	Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

John Edwin	Sr. Vice President & Chief Officer (Manufacturing Excellence & Supply Chain)	India	Manufacturing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Rakesh Verma	Executive Vice President (R & D)	India	R & D	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

N. S. Swaminathan	Executive Vice President	India	International Business Unit	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Muthu Kumar Thanu	Chief Human Resource Officer	India	Human Resources	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Shobhana Ravi	Chief Information & Learning Officer	India	Infotech	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

S. Ramakrishnan	Chief Information Technology Officer	India	Infotech	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Cyril Rex Fernando	Sr.Vice President (Sales & Marketing)	India	Sales & Marketing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Pradeep Kapoor	Executive Director (EPD)	India	Operations, Engg Plastics	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

(1)          Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.

(2)          Based on reports on Form 4 filed on behalf of Mr. Collar with the SEC on May 30, 2014.

Directors and Executive Officers of TAFE Motors and Tractors

 Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	Chairman	India	Chief Executive	No. 35/77 Nungambakkam High Road, Chennai 600 034	6,579 (1)	None. (1)

Dr Lakshmi Venu	Director	India	Director	West Side House, Old No.2, New No.3, Adyar Club Gate Road, Chennai – 600 028.	None.	None.

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

Sankar Datta	Director	India	Chartered Accountant	8/1, Vaidya Rama Iyer Street, T.Nagar, Chennai – 600 017	None.	None.

R. C. Banka	Director	India	Operations	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

S. Chandramohan	Director	India	Finance	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

G. Hari	President & COO (Tractor Business)	India	Tractor Business	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35/77 Nungambakkam High Road, Chennai 600 034	None.	None.

Anil Sharma	Senior Vice President ― Technical	India	Manufacturing and R&D	Itarana Road, Alwar 301 001	None.	None.

V. P. Arya	Vice President (Finance & Accounts)	India	Finance	Plot No. 1, Sector D Industrial	None.	None.
Area, Mandideep 462 046

N. Subramanian	Sr. Vice President (Sales & Marketing)	India	Marketing	Plot No. 1, Sector D Industrial	None.	None.
Area, Mandideep 462 046

Alok Mam	Vice President (Manufacturing & Strategic Sourcing)	India	Manufacturing	Plot No. 1, Sector D Industrial
				Area, Mandideep 462 046	None.	None.

(1)          Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.